UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2014

ECHELON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 Meridian Avenue
San Jose, California 95126
(Address of principal executive offices, including zip code)
(408) 938-5200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Echelon Corporation (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 20, 2014. Of the 43,362,646 shares of Company common stock entitled to vote at the Annual Meeting, 36,647,051 shares, representing approximately 84.5% of the total votes eligible to be cast, were represented at the Annual Meeting in person or by proxy, constituting a quorum. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of one Class A director to serve for a term of three years:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ronald A. Sege	16,620,100	1,767,747	18,259,204

Based on the votes set forth above, the Class A director nominee was duly elected.
Proposal 2: Reapproval of the Management Bonus Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
14,695,162	3,442,823	249,862	18,259,204

Based on the votes set forth above, the Management Bonus Plan was duly reapproved.
Proposal 3: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
36,007,612	430,381	209,058	—

Based on the votes set forth above, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was duly ratified.

Proposal 4: Approval, by non-binding vote, of executive compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
16,851,717	1,261,278	274,852	18,259,204

Based on the non-binding votes set forth above, the Company’s compensation for its named executive officers was duly approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

	By:	/s/ William R. Slakey
William R. Slakey Executive Vice President and Chief Financial Officer

Date: May 21, 2014